As filed with the Securities and Exchange Commission on March 4, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1558674
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard Youngsville, NC	27596
(Address of Principal Executive Offices)	(Zip Code)
Xerium Technologies, Inc. 2010 Equity Incentive Plan
Inducement Restricted Stock Unit Award to Harold C. Bevis
Inducement Stock Option Award to Harold C. Bevis
(Full title of the Plan)

Clifford E. Pietrafitta
Executive Vice President and Chief Financial Officer
Xerium Technologies, Inc.
14101 Capital Boulevard
Youngsville, North Carolina 27596
(919) 526-1400
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Gerald F. Roach
Amy M. Batten
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
Wells Fargo Capitol Center
150 Fayetteville Street, Suite 2300
Raleigh, North Carolina 27601
(919) 821-1220

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $0.001 per share
2010 Equity Incentive Plan	750,000	$15.81(2)	$11,857,500.00(2)	$1,527.25
Inducement Restricted Stock Unit Award to Harold C. Bevis	204,208	$15.81(2)	$3,228,528.48(2)	$415.83
Inducement Stock Option Grant to Harold C. Bevis	781,701	$4.00(3)	$3,126,804.00(3)	$402.73
Total:	1,735,909			$2,345.81

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Xerium Technologies, Inc. (the “Registrant”) as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

(2)
Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of the Common Stock of the Registrant reported on the New York Stock Exchange on February 27, 2014.

(3)
Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the option exercise price of $4.00 under the Option Agreement, dated August 15, 2012, between the Registrant and Harold C. Bevis.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed in part for the purpose of registering an additional 750,000 shares of the Registrant’s Common Stock, par value $0.001 per share, for issuance under the 2010 Equity Incentive Plan (the “Plan”). Accordingly, and only with respect to the Common Stock issuable under the Plan, this Registration Statement on Form S-8 incorporates by reference the contents of the previous Registration Statements on Form S-8 relating to the Plan filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 28, 2010 (Registration No. 333-167195) and February 9, 2012 (Registration No. 333-179451), to the extent not superseded hereby.
This Registration Statement on Form S-8 is also being filed for the purpose of registering shares of the Registrant’s Common Stock, par value $0.001 per share, for issuance in connection with the awards to Harold C. Bevis of (i) 204,208 restricted stock units and (ii) options to purchase 781,701 shares of the Registrant’s Common Stock, which were made outside of a stockholder approved equity incentive plan in accordance with the employment inducement award exemption provided by Section 303A.08 of the New York Stock Exchange Listed Company Manual in connection with Mr. Bevis’s appointment as the Registrant’s President and Chief Executive Officer.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
As permitted by the rules of the Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

(b)	The Registrant’s Current Report on Form 8-K filed on January 9, 2014; and

(c) The description of the Registrant’s Common Stock, $0.001 par value per share, contained in Item 1 of Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on May 21, 2010, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
The Registrant is incorporated under the laws of the State of Delaware. The General Corporation Law of the State of Delaware (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The Registrant’s second amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent from time to time permitted by law, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.
The Registrant’s second amended and restated certificate of incorporation provides that it must indemnify its directors and officers to the maximum extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under the second amended and restated certificate of incorporation. The Registrant’s second amended and restated certificate of incorporation provides that the Registrant shall not indemnify a person in connection with an action initiated by the person, unless the initiation of the action was approved by the directors.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s certificate of incorporation or by-laws, agreement, vote of stockholders or disinterested directors or otherwise.
The Registrant maintains insurance to protect itself and its directors and officers, and those of its subsidiaries, against any such expense, liability or loss, whether or not the Registrant would have the power to indemnify them against such expense, liability or loss under applicable law.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1
Second Amended and Restated Certificate of Incorporation of Xerium Technologies, Inc., incorporated by reference to Exhibit 3.1 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

4.2
Amended and Restated By-Laws of Xerium Technologies, Inc., incorporated by reference to Exhibit 3.2 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1).

24.1	Power of Attorney (Contained on signature page).

99.1
Xerium Technologies Inc. 2010 Equity Incentive Plan, incorporated by reference to Exhibit 10.7 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

99.2
Amendment No. 1 to Xerium Technologies Inc. 2010 Equity Incentive Plan, incorporated by reference to Exhibit 10.3 to Xerium Technologies, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, Commission File Number 001-32498.

99.3
Amendment No. 2 to Xerium Technologies Inc. 2010 Equity Incentive Plan, incorporated by reference to Exhibit 10.3 to Xerium Technologies, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, Commission File Number 001-32498.

99.4
Time-Based Restricted Stock Unit Agreement with Harold C. Bevis dated August 15, 2012, incorporated by reference to Exhibit 10.2 to Xerium Technologies, Inc.’s Quarterly Report on Form 10-Q filed on November 5, 2012, Commission File Number 001-32498.

99.5
Option Agreement with Harold C. Bevis dated August 15, 2012, incorporated by reference to Exhibit 10.3 to Xerium Technologies, Inc.’s Quarterly Report on Form 10-Q filed on November 5, 2012, Commission File Number 001-32498.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Youngsville, State of North Carolina, on March 4, 2014.

XERIUM TECHNOLOGIES, INC.

By:	/S/ CLIFFORD E. PIETRAFITTA
Name:	Clifford E. Pietrafitta
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this Registration Statement as such person or persons so acting deems appropriate, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
*                 *                  *                 *                  *

Name	Title	Date

/s/ Harold C. Bevis	Director, President and Chief Executive Officer (Principal Executive Officer)	March 4, 2014
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 4, 2014
Clifford E. Pietrafitta

Director
Roger A. Bailey

/s/ David A. Bloss, Sr.	Director	March 4, 2014
David A. Bloss, Sr.

/s/ Ambassador April H. Foley	Director	March 4, 2014
Ambassador April H. Foley

/s/ Jay J. Gurandiano	Director	March 4, 2014
Jay J. Gurandiano

/s/ John F. McGovern	Director	March 4, 2014
John F. McGovern

/s/ James F. Wilson	Chairman	March 4, 2014
James F. Wilson

EXHIBIT INDEX

Exhibit No.	Description

4.1
Second Amended and Restated Certificate of Incorporation of Xerium Technologies, Inc., incorporated by reference to Exhibit 3.1 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

4.2
Amended and Restated By-Laws of Xerium Technologies, Inc., incorporated by reference to Exhibit 3.2 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1).

24.1	Power of Attorney (Contained on signature page).

99.1
Xerium Technologies Inc. 2010 Equity Incentive Plan, incorporated by reference to Exhibit 10.7 to Xerium Technologies, Inc.’s Current Report on Form 8-K filed on May 28, 2010, Commission File Number 001-32498.

99.2
Amendment No. 1 to Xerium Technologies Inc. 2010 Equity Incentive Plan, incorporated by reference to Exhibit 10.3 to Xerium Technologies, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, Commission File Number 001-32498.

99.3
Amendment No. 2 to Xerium Technologies Inc. 2010 Equity Incentive Plan, incorporated by reference to Exhibit 10.3 to Xerium Technologies, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, Commission File Number 001-32498.

99.4
Time-Based Restricted Stock Unit Agreement with Harold C. Bevis dated August 15, 2012, incorporated by reference to Exhibit 10.2 to Xerium Technologies, Inc.’s Quarterly Report on Form 10-Q filed on November 5, 2012, Commission File Number 001-32498.

99.5
Option Agreement with Harold C. Bevis dated August 15, 2012, incorporated by reference to Exhibit 10.3 to Xerium Technologies, Inc.’s Quarterly Report on Form 10-Q filed on November 5, 2012, Commission File Number 001-32498.